Registration No. 333-_____    As  filed with the Commission on October 13, 2000

                  SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C. 20549

                    ---------------------------

                            FORM S-8

                      REGISTRATION STATEMENT

                              UNDER

                    THE SECURITIES ACT OF 1933

                    ---------------------------


                   First Federal Bankshares, Inc.

       (Exact Name of Registrant as Specified in its Charter)

 Delaware                                                    42-1485449
                                                             ----------
(State of Incorporation)                       (IRS Employer Identification No.)

                         329 Pierce Street
                      Sioux City, Iowa 51101
        (Address of Principal Executive Offices and Zip Code)
                   ---------------------------

         First Federal Bankshares, Inc. 1999 Stock Option Plan
    First Federal Bankshares, Inc. 1999 Recognition and Retention Plan
                       (Full Title of the Plans)

                             Copies to:

    Barry E. Backhaus                              Robert B. Pomerenk, Esquire
President and Chief Executive Officer       Luse Lehman Gorman Pomerenk & Schick
 First Federal Bankshares, Inc.                   A Professional Corporation
     329 Pierce Street                          5335 Wisconsin Ave., NW, #400
   Sioux City, Iowa  51101                           Washington, D.C.  20015
      (712) 277-0200                                     (202) 274-2000
 (Name, Address and Telephone
  Number of Agent for Service)

                      ---------------------------

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|


                                                  CALCULATION OF REGISTRATION FEE

Title of Securities      Amount to be          Proposed              Proposed              Amount of
 to be Registered       Registered (1)          Maximum               Maximum           Registration Fee
                                            Offering Price Per    Aggregate Offering
                                                 Share                 Price
--------------------    --------------      ------------------    ------------------    -----------------

 Common Stock,
  par value $.01        243,000 shares(2)        $9.25(3)             $2,247,750              $625
   per share

 Common Stock,
  par value $.01         20,500 shares(4)        $8.9375(6)             $182,319              $ 51
   per share

 Common Stock,
  par value $.01         79,050 shares(5)        $8.9375(6)             $706,509              $197
   per share

      Total             342,550 shares                                $3,137,478              $873

 -------------
(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the 1999 Stock Option Plan (the "Stock Option Plan") and the 1999 Recognition and Retention Plan (the "Recognition and Retention Plan") as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of First Federal Bankshares, Inc. pursuant to 17 C.F.R. ss. 230.416(a).

(2) Represents the number of shares currently reserved for issuance for options granted pursuant to the Stock Option Plan.

(3)  Determined   by   the   exercise   price   of   options   pursuant   to  17
     C.F.R.ss.230.457(h)(1).

(4) Represents the number of shares reserved for issuance for options which have not been granted pursuant to the Stock Option Plan.

(5) Represents the number of shares awarded or available for award pursuant to the Recognition and Retention Plan. (6) Determined by reference to the fair market value of the common stock on October 3, 2000, pursuant to 17 C.F.R. ss.230.457(c).

                   ------------------------------------


     This   Registration   Statement  shall  become  effective  upon  filing  in
accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. ss. 230.462.

PART I.

Items 1 and 2. Plan Information and Registrant Information and Employee Plan Annual Information

     The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to participants in the Stock Option Plan and the Recognition and Retention Plan (collectively the "Plans") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

     Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II.

Item 3.  Incorporation of Documents by Reference

     The following documents previously or concurrently filed by First Federal Bankshares, Inc. (the "Company") with the Commission are hereby incorporated by reference in this Registration Statement:

(a) the Company's Annual Report on Form 10-K for the year ended June 30, 2000 (File No. 0-25509) filed pursuant to Rule 13a-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

(b) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the year covered by the Annual Report referred to above;

(c) the Company's definitive Proxy Statement for its Annual Meeting of Stockholders held on October 21, 1999;

(d) the description of the common stock, par value $.01 per share, of the Company contained in the Company's Registration Statement on Form S-1 (File No. 333-69245) originally filed with the Commission on December 18, 1998 and all amendments or reports filed for the purpose of updating such description, and incorporated by reference to the Registration Statement on Form 8-A filed by the Company under the Exchange Act on March 8, 1999.

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the prospectus.

     The Company shall furnish without charge to each person to whom the prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Suzette Hoevet, Secretary, First Federal Bankshares, Inc., 329 Pierce Street, Sioux City, Iowa 51101, telephone number (712) 277-0200.

     All information appearing in this Registration Statement and the prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         None.

Item 6.  Indemnification of Directors and Officers

     Directors and officers of the Company are indemnified and held harmless against liability to the fullest extent permissible by the general corporation law of Delaware as it currently exists or as it may be amended, provided any such amendment provides broader indemnification provisions than currently exists. This indemnification applies to the directors who administer the Stock Option Plan and the Recognition and Retention Plan.

     The terms of the indemnification are set forth in the Company's Certificate of Incorporation. The indemnification applies unless the director did not meet the standards of conduct which make it permissible under the general corporation law of Delaware for the Company to indemnify the director for the amount claimed, but the burden of proving such defense is on the Company.

     The Company is also permitted under the Certificate of Incorporation to maintain directors' and officers' liability insurance covering its directors and officers and has obtained a directors' and officers' liability and corporation reimbursement policy which (subject to certain limitations and deductibles) (i) insures officers and directors of the Company against loss arising from certain claims made against them by reason of their being such directors or officers; and (ii) insures the Company against loss which it may be required or permitted to pay as indemnification to its directors and officers for certain claims.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 7.  Exemption From Registration Claimed

         Not applicable.

Item 8.  List of Exhibits

Regulation S-K                                      Reference to Prior Filing or
Exhibit Number             Document                 Exhibit No. Attached Hereto
--------------             --------                 ---------------------------

   4          Specimen form of common stock
              certificate of First Federal
              Bankshares, Inc.                                  *

   5          Opinion of Luse Lehman Gorman Pomerenk     Attached as Exhibit 5
              & Schick, P.C.

  10.1        First Federal Bankshares, Inc. 1999
              Stock Option Plan                                **


  10.2        First Federal Bankshares, Inc. 1999
              Recognition and Retention Plan                   **

  23.1        Consent of Luse Lehman Gorman Pomerenk     Contained in Exhibit 5
              & Schick, P.C.

  23.2        Consent of KPMG                           Attached as Exhibit 23.2

   24         Power of Attorney                      Contained on Signature Page


* Filed as an exhibit to the Company's Registration Statement on Form S-1 (File No. 333-69245) filed with the Commission on December 18, 1998 pursuant to Section 5 of the Securities Act of 1933 and all amendments thereto or reports filed for the purpose of updating such description. All of such previously filed documents are hereby incorporated herein by reference in accordance with Item 601 of Regulation S-K.

** Filed as exhibits to the Company's Proxy Statement relating to the Company's October 21, 1999 annual meeting of stockholders, filed with the Commission on September 23, 1999, which is incorporated herein by reference.

Item 9.  Undertakings

     The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Stock Option Plan and the Recognition and Retention Plan;

     4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  EXHIBIT INDEX

Exhibit Number                      Description

     5 Opinion of Luse Lehman Gorman Pomerenk & Schick, A Professional Corporation as to the legality of the Common Stock registered hereby.

    23.1               Consent of Luse Lehman Gorman Pomerenk & Schick,
                       A Professional Corporation (contained in the opinion included as Exhibit 5)

    23.2               Consent of KPMG

                               SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Sioux City, Iowa, on this 12th day of October, 2000.

                                         First Federal Bankshares, Inc.

                               By:      /s/ Barry E. Backhaus
                                        ----------------------------------------
                                        Barry E. Backhaus, President and
                                        Chief Executive Officer

                            POWER OF ATTORNEY

     We, the undersigned directors and officers of First Federal Bankshares, Inc. (the "Company") hereby severally constitute and appoint Barry E. Backhaus as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Barry E. Backhaus may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-8 relating to the offering of the Company's Common Stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Barry E. Backhaus shall do or cause to be done by virtue thereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed below by the following persons in the capacities and as of the dates indicated.

Signatures                   Title                                       Date

/s/Barry E. Backhaus       President, Chief Executive           October 12, 2000
--------------------------
Barry E. Backhaus          Officer and Chairman of the Board
                           (Principal Executive Officer)

/s/Jon G. Cleghorn         Executive Vice President/Chief       October 12, 2000
---------------------------
Jon G. Cleghorn            Operating Officer and Director


/s/Katherine A. Bousquet   Vice President and Treasurer         October 12, 2000
---------------------------
Katherine A. Bousquet      (Principal Financial and
                             Accounting Officer)


/s/Dr. Nancy A. Boysen     Director                             October 12, 2000
---------------------------
Dr. Nancy A. Boysen


/s/Harland D. Johnson      Director                             October 12, 2000
---------------------------
Harland D. Johnson

/s/Allen J. Johnson         Director                            October 12, 2000
---------------------------
Allen J. Johnson

/s/Dennis B. Swanstrom      Director                            October 12, 2000
---------------------------
Dennis B. Swanstrom

/s/Gary L. Evans            Director                            October 12, 2000
---------------------------
Gary L. Evans

/s/David Van Engelenhoven   Director                            October 12, 2000
---------------------------
David Van Engelenhoven

/s/David S. Clay            Director                            October 12, 2000
---------------------------
David S. Clay

/s/Steven L. Opsal          Executive Vice President            October 12, 2000
---------------------------
Steven L. Opsal             and Director

                                    EXHIBIT 5

              OPINION OF LUSE LEHMAN GORMAN POMERENK & SCHICK, P.C.

October 13, 2000


Board of Directors
First Federal Bankshares, Inc.
329 Pierce Street
Sioux City, Iowa 51101

     Re: First Federal Bankshares, Inc.
         Registration Statement on Form S-8

Ladies and Gentlemen:

     You have requested the opinion of this firm as to certain matters in connection with the offer and sale of First Federal Bankshares, Inc. (the "Company") common stock, par value $.01 per share (the "Common Stock"), pursuant to the 1999 Stock Option Plan and the 1999 Recognition and Retention Plan
(together, the "Plans"). We have reviewed the Company's Certificate of Incorporation, Registration Statement on Form S-8 (the "Form S-8"), as well as applicable statutes and regulations governing the Company and the offer and sale of the Common Stock.

     Based on the foregoing, we are of the following opinion:

          Upon the effectiveness of the Form S-8, the Common Stock, when sold in connection with the exercise of options granted pursuant to the Plans, will be legally issued, fully paid and non-assessable.

     This opinion has been prepared solely for the use of the Company in connection with the preparation and filing of the Form S-8, and should not be used for any other purpose or relied upon by any other person without the prior written consent of this firm. We hereby consent to the use of this opinion in the Form S-8.

                                Very truly yours,

                                /s/ Luse Lehman Gorman Pomerenk & Schick
                                -----------------------------------------
                                Luse Lehman Gorman Pomerenk & Schick
                                A Professional Corporation

                                  EXHIBIT 23.2

                                 CONSENT OF KPMG

                          Independent Auditors' Consent

The Board of Directors
First Federal Bankshares, Inc.:


We consent to incorporation by reference in the Registration Statement on Form S-8 of First Federal Bankshares, Inc. of our report dated August 3, 2000, relating to the consolidated balance sheets of First Federal Bankshares, Inc. and subsidiaries as of June 30, 2000 and 1999, and the related consolidated statements of operations, changes in stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended June 30, 2000, which report appears in the June 30, 2000, annual report on Form 10-K of First Federal Bankshares, Inc.

/s/KPMG

Des Moines, Iowa
October 9, 2000